Exhibit 10.7
DOLAN MEDIA COMPANY
2007 INCENTIVE COMPENSATION PLAN
FORM OF
RESTRICTED STOCK AWARD
     DOLAN MEDIA COMPANY, a Delaware corporation (the “Company”), hereby grants to [INSERT NAME] (the “Grantee”) under the Dolan Media Company 2007 Incentive Compensation Plan (the “Plan”) an Award of                      shares of Restricted Stock (the “Shares”), pursuant to and evidencing the grant thereof by the Committee on                      ___,                      (the “Award Date”) all in accordance with and subject to the following terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.
     1. Restrictions.
[INSERT TIME OR PERFORMANCE BASED RESTRICTIONS]
     2. Voting and Dividend Rights. Upon issuance of the certificate or certificates for the Shares in the name of the Grantee, the Grantee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and, subject to the Restrictions shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares.
     3. Escrow. Upon issuance, the certificates for the Shares shall be held in escrow by the Company until, and to the extent, the Shares shall cease to be Restricted Stock because such Shares have become non-forfeitable and vested hereunder, and the Grantee shall own such vested and nonforfeitable Shares free of all Restrictions otherwise imposed by this Award Agreement in accordance with Paragraph 1. Shares of Restricted Stock, together with any assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such Shares of Restricted Stock by the Grantee hereunder or (ii) subject to the provisions of Paragraph 1, released to the Grantee to the extent the Shares are no longer subject to any of the Restrictions otherwise imposed by this Award Agreement.
     4. Transfer Restrictions; Forfeitures. The Award and the Shares (until they become unrestricted pursuant to the terms hereof) are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the Shares shall be forfeited.
     5. Termination of Service. In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to the Shares as are provided for in the Plan.
     6. Taxes. In general, as Shares vest and the restrictions lapse, the Grantee receives ordinary income equal to the fair market value of the vested Shares as of the date of vesting, unless the Grantee elects within 30 days of the Award Date, to include in his or her gross income for the year in which the Award Date occurs, the fair market value of the Shares at the

Award Date (an “83(b) election”). A Grantee should consult his or her own tax advisor for information concerning the tax consequences of the grant of an Award or lapse of restrictions with respect to the Shares.
     7. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for Federal income tax purposes with respect to any Award under the Plan, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, in accordance with Section 18 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. A Grantee should consult his or her own tax advisor for more information concerning the tax consequences of the grant of an Award.
     8. Death of Grantee. In the event of the death of the Grantee, the Shares shall be registered in the name of the Beneficiary designated by the Grantee according to the terms of the Plan. In the event that no Beneficiary has been designated, the Shares shall be registered in the name of the estate of the Grantee.
     9. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the Shares as are provided for in the Plan.
     10. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Award, except as expressly provided under the Plan.
     This Award Agreement may be amended as provided under the Plan, but except as provided thereunder any such amendment shall not adversely affect Grantee’s rights hereunder without Grantee’s consent.
     11. No Limitation on Rights of the Company. The grant of this Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.
     12. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantees make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.
     13. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company, nor shall it interfere with the right of the Company to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.
     14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.
     15. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.
     16. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions of this Agreement and of the Plan. The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock by electronic means and Grantee hereby consents to receive such documents by electronic delivery.
     17. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of                     .

DOLAN MEDIA COMPANY

By:
Name:
Title:

GRANTEE

By:

Name:

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